Exhibit (e)(9)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

            AMENDMENT made as of September 23, 2009 to the Distribution Services Agreement (the "Agreement") made as of December 6, 1999, as amended November 3, 2003 and March 1, 2005, between ALLIANCEBERNSTEIN FOCUSED GROWTH AND INCOME FUND, INC., a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, AllianceBernstein Investment Research and Management, Inc. and prior thereto Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

            WHEREAS, the Fund and the Underwriter are parties to the Agreement;

            WHEREAS, the Fund has decided to sell to the public shares of its Advisor Class shares in addition to its Class A shares, Class B shares, Class C shares, Class R shares, Class K shares and Class I shares;

            WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the Advisor Class shares of the Fund;

            NOW, THEREFORE, the parties agree to amend the Agreement as follows:

            1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                   SECTION 1. Appointment of the Underwriter.
                              -------------------------------

                   The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of its Class A shares (the "Class A shares"), Class B shares (the "Class B shares"), Class C shares (the "Class C shares"), Advisor Class shares (the "Advisor Class shares"), Class R shares (the "Class R shares"), Class K shares (the "Class K shares"), Class I shares (the "Class I shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares") (the Class A shares, the Class B shares, the Class C shares, the Advisor Class shares, the Class R shares, the Class K shares, the Class I shares and the New shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                                    ALLIANCEBERNSTEIN FOCUSED GROWTH AND
                                       INCOME FUND, INC.


                                    By:    /s/ Stephen J. Laffey
                                           ---------------------
                                           Name:  Stephen J. Laffey
                                           Title: Assistant Secretary


                                    ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                    By:    /s/ Stephen J. Laffey
                                           ---------------------
                                           Name:  Stephen J. Laffey
                                           Title: Assistant Vice President


Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.

By:       /s/ Emilie D. Wrapp
          ---------------------
          Name:  Emilie D. Wrapp
          Title: Assistant Secretary